EXHIBIT 10.1

LOAN CONVERSION AGREEMENT

THIS LOAN CONVERSION AGREEMENT (this “Agreement”) is entered into as of February 1, 2013, by and between New Energy Technologies, Inc., a corporation organized under the laws of the State of Nevada (“Borrower”), and 1420524 Alberta Ltd., a corporation organized under the laws of Alberta, Canada (“Creditor”). Borrower and Creditor may hereinafter be referred to individually as a “Party” and collectively as, the “Parties.”

RECITALS

WHEREAS, the Parties have entered into a Bridge Loan Agreement (the “Loan Agreement”) dated as of April 17, 2012, pursuant to which Creditor loaned Borrower the principal sum of ONE MILLION DOLLARS (US$1,000,000) (and together with all interest due thereunder through the date of this Agreement and remaining unpaid, the “Debt”);

WHEREAS, pursuant to the Loan Agreement, the Debt is due and payable in full on the earlier of: (a) the closing of any debt or equity financing by Maker in excess of ONE MILLION DOLLARS, or (b) April 16, 2013;

WHEREAS, Creditor and Borrower have agreed to satisfy the Debt through the issuance of shares of Borrower’s common stock, par value $0.001 (the “Common Stock”) and a warrant to purchase additional shares of common stock, on the terms set forth in this Agreement; and

WHEREAS, as additional consideration for Creditor’s agreement to convert the Debt into shares of Common Stock, Borrower shall provide to Creditor and such other person as Creditor herein designates, certain registration and other rights on the terms set forth in this Agreement.

NOW, THEREFORE, for the mutual covenants set forth herein, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1. Definitions. All capitalized but undefined terms used herein shall have the meaning set forth in the Loan Agreement.

2. Repayment of Debt by Conversion to Common Stock and Issuance of Warrant. Notwithstanding anything in the Loan Agreement to the Contrary, Borrower and Creditor hereby agree that the Debt shall be repaid in its entirety by (i) conversion into shares of Common Stock at a price of $0.64 per share of Common Stock, totaling 1,650,869 shares of Common Stock (the “Converted Shares”) and the issuance to the Creditor of a Series H Common Stock Purchase Warrant (the “Series H Warrant”), substantially in the form of Exhibit A hereto, to purchase up to 825,435 shares of Common Stock as more fully set forth in the Series H Warrant. Creditor hereby acknowledges that the Converted Shares and the Warrant represents the full repayment of the Debt.

3. Restrictive Legend. Creditor hereby acknowledges and agrees that the certificates or other instruments representing the Converted Shares, until such time as the resale of the have been registered under the Securities Act of 1933 Act, as amended, or such legend is not otherwise required pursuant to applicable law, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

4. Cancellation of Note. Creditor hereby agrees that, within two (2) Business Days of Creditor’s receipt of a certificate(s) or other instrument(s) representing the Converted Shares, Creditor shall forward to Borrower the Note and Borrower’s obligations to repay the Debt shall be satisfied in full.

5. Registration Rights. As consideration for Creditor’s agreement to accept the Converted Shares as payment of the Debt, Borrower shall provide the Creditor with registration rights for the Converted Shares as set forth in this Section 5. Additionally, Borrower shall provide 1420468 Alberta Ltd., a corporation organized under the laws of Alberta, Canada (the “Registration Designee”), with registration rights for up to such number of shares of Common Stock as allowable pursuant to SEC guidance (the “Designee Shares”) as set forth in this Section 5.

a. Registration Statement. Borrower hereby agrees to prepare and file, at its sole expense, a registration statement (each such filing a “Registration Statement”) on Form S-1, relating to the resale by Creditor and/or Registration Designee, within sixty (60) days of receipt of a written request (the “Registration Request”) from Creditor and/or Registration Designee. If the Registration Statement is reviewed by the Securities and Exchange Commission (the “SEC”) and comments issued in connection therewith, then Borrower shall promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the SEC.

b. Registration Request. The Registration Request shall set forth the name of the Person seeking registration rights and the maximum number of shares (the “Registration Shares”) such Person requests to be registered pursuant to the Registration Statement.

c. Additional Registration Statements. Unless otherwise instructed by Creditor or Registration Designee, if any of the Registration Shares are not registered in, or are deregistered from, the Registration Statement because of a request by the SEC, Borrower shall cause a Registration Statement to be filed with the SEC to include the remaining Registration Shares immediately following the date on which the SEC declared the previous Registration Statement effective.

d. Post-Effective Amendments. Borrower agrees to prepare and file, at its sole expense, all post-effective amendments and supplements as may be required to allow Creditor and/or Registration Designee to sell all of the Registration Shares pursuant to such Registration Statement.

e. Assistance in Preparation of Registration Statement. Creditor shall provide, and shall cause Registration Designee to provide, all information that Borrower may reasonably request (the “Registration Information”) to be included in the Registration Statement within five (5) Business Days of a written request for the Registration Information (the “Information Request”). If Creditor and/or Registration Designee fail to provide Borrower with the Registration Information within five (5) Business Days of receipt of the Information Request, Borrower shall have an additional number of Business Days to file the Registration Statement equal to the number of Business Days that have elapsed between Creditor and/or Registration Designee’s receipt of the Information Request and Borrower’s receipt of the Registration Information from the Creditor and/or Registration Designee.

6. Legal Opinions; Transfer Agent. In the event Creditor or Registration Designee choose to sell any of the Converted Shares or Designee Shares, respectively, upon reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), including, but not limited to, Rule 144 as promulgated under the 1933 Act, Borrower shall cover all expenses for any legal opinions required to be provided to Borrower’s transfer agent to allow for Creditor or Registration Designee’s sale of such shares. Additionally, Borrower shall cover all expenses for any payments to Borrower’s transfer agent associated with the sale of such shares.

7. Authorization to Issue Converted Shares. Borrower has received the necessary authorization and consents from its Board of Directors to issue to Creditor the Converted Shares.

8. Borrower to Cover Costs of Issuing Converted Shares. Borrower shall cover all costs associated with issuing and providing the Converted Shares to Creditor.

9. Amendments and Waivers. Creditor and Borrower may from time to time enter into agreements amending, modifying or supplementing this Agreement and Creditor may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower hereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing.

10. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Creditor in exercising any right, power or privilege under this Agreement shall affect any other exercise thereof or exercise of any other right, power or privilege. The rights and remedies of Creditor under this Agreement are cumulative and not exclusive of any rights or remedies which Creditor would otherwise have under the other Loan Documents, at law or in equity.

11. Notices. Any notice or other communication required or permitted hereunder shall be in writing and, unless delivery instructions are otherwise expressly set forth above herein, either delivered personally (effective upon delivery), by facsimile transmission (effective on the next day after transmission), by recognized overnight delivery service (effective on the next day after delivery to the service), or by registered or certified mail, postage prepaid and return receipt requested (effective on the third Business Day after the date of mailing), at the following addresses or facsimile transmission numbers (or at such other address(es) or facsimile transmission number(s) for a Party as shall be specified by like notice, effective day of transmission):

If to the Borrower, at:
New Energy Technologies, Inc.
9192 Red Branch Road
Suite 110
Columbia, Maryland 21045
Attention: President & CEO

If to Creditor, at:

1420524 Alberta Ltd.
[ADDRESS]
Attention: President

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others. No change in any of such addresses shall be effective insofar as notices under this Section 11 are concerned unless such changed address shall have been given to such other party hereto as provided in this Section 11. For purposes hereof, the term “Business Day” means any day other than a Saturday, Sunday or any day on which banks in the State of New York are authorized or required by federal law to be closed in New York, New York.

12. No Third Party Rights. Except as contemplated by Section 15 hereof, nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, which is intended for the sole and exclusive benefit of the parties hereto.

13. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

14. Number and Gender. For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, and vice versa, as the context may require.

15. Heirs, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Creditor, Borrower and their respective heirs, successors and assigns, except that Borrower may not assign or transfer any of its rights hereunder without the prior written consent of Creditor.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission or by email transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) as to the parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the parties transmitted by facsimile or by email transmission in portable digital format, or similar format, shall be deemed to be their original signatures for all purposes.

17. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of New York located in County of New York, and/or the United States District Court for the Southern District of New York, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 11.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Creditor have duly executed and delivered this Agreement as of the date first above written.

Borrower

New Energy Technologies, Inc.

By: ______________________________
Name: John Conklin
Title: President and Chief Executive Officer

Creditor

1420524 Alberta Ltd.

By: ______________________________
Name: Title: